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                        GOLDEN STATE PETRO (IOM I-A) PLC,
                         GOLDEN STATE PETRO (IOM-B) PLC

                                       and

                  GOLDEN STATE PETROLEUM TRANSPORT CORPORATION


                       -----------------------------------

                                AGENCY AGREEMENT

                          Dated as of December __, 1996


                       -----------------------------------













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                  Agency Agreement, dated as of December __, 1996 (as amended or supplemented from time to time, the "Agreement"), between Golden State Petro (IOM-A) PLC and Golden State Petro (IOM I-B) PLC (each, an "Owner" and, collectively, the "Owners"), each a company whose office is at 15-19 Athol Street, Douglas, Isle of Man, and Golden State Petroleum Transport Corporation (the "Agent"), a Delaware corporation, whose office is at 65 East 55th Street, Suite 3300, New York, New York 10022.

                  WHEREAS, the Owners desire to engage the Agent to act as the Owners' agent;

                  WHEREAS, the Agent is willing to act as agent for and on behalf of Owners on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto covenant and agree as follows:

                   1. DEFINITIONS. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Indenture (the "Indenture"), dated as of the date hereof, among the Owners, the Agent and [Name of Trustee], as indenture trustee (the "Indenture Trustee").

                   2. APPOINTMENT. The Owners hereby appoint the Agent and the Agent hereby accepts its appointment to act for and on behalf of the Owners pursuant to the terms of this Agreement.

                   3. DUTIES OF THE AGENT.

                   (a) In performing any of its duties hereunder, the Agent shall act in accordance with any written instruction signed on behalf of both of the Owners.

                   (b) The Agent is hereby directed by the Owners to do the following for and on behalf of the Owners:

                      (i) to execute and deliver the Mortgage Notes as agent for and on behalf of the Owners;

                      (ii) to issue, transfer and exchange the Mortgage Notes as agent for and on behalf of the Owners;

                      (iii) to take whatever action shall be required to be taken by the Agent by the terms of, and subject to the terms of, this Agreement and the Indenture; and

                      (iv) to take such other lawful action in connection with the foregoing as the Owners may from time to time direct.

                  4. ACTION UPON INSTRUCTIONS. In the event the Agent is required to take any action pursuant to the Indenture not expressly discussed herein, the Agent shall act on the written direction of the Owners; PROVIDED, HOWEVER, the Agent shall not be required to take any action



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that is likely to result in the personal liability of the Agent or is contrary to the terms hereof or of any document contemplated hereby or otherwise contrary to law.

                  5. FURTHER ASSURANCES.

                  (a) The Agent shall execute and deliver all such other documents, instruments or certificates and take all such other actions in accordance with the direction of the Owners as the Owners may deem necessary or advisable to give effect to the transactions contemplated hereby.

                  (b) Each of the Owners agrees that it shall execute and deliver all such other documents, instruments or certificates and take all such other actions in accordance with the direction of the Agent as the Agent may deem necessary or advisable to give effect to the transactions contemplated hereby.

                  6. RESTRICTIONS. The Agent shall take no action (a) inconsistent with the terms of the Indenture or (b) if the Agent has been notified by the Indenture Trustee that such action would cause or threaten to cause any nationally recognized statistical ratings agency to downgrade the ratings of the Mortgage Notes. The Owners shall not direct the Agent to take any action that would violate the provisions of this Section 6.

                  7. FURNISHING OF DOCUMENTS. The Agent shall furnish to the Owners, promptly upon receipt thereof, duplicate copies of all reports, notices, requests, demands, certificates, financial statements or other instruments furnished to the Agent under the Indenture or the Security Documents.

                  8. RESIGNATION OF AGENT. The Agent may resign its duties hereunder at any time upon 30 days prior written notice to the Owners, the Indenture Trustee and the Rating Agency. The Agent may be removed by the Owners upon 30 days prior written notice to the Agent, the Indenture Trustee and the Rating Agency. In the event of the resignation or removal of the Agent, a successor agent shall be appointed by the Owners. No resignation or removal shall become effective unless a successor has assumed the Agent's responsibilities and obligations hereunder. The Owners shall give the Indenture Trustee and the Rating Agency notice of the such successor Agent's acceptance of such appointment and shall cause such successor to execute any and all documents requested by the Indenture Trustee to evidence such successor's acceptance of all of the obligations of the Agent pursuant to the Indenture and any of the other Security Documents.

                  9. TRUST EXPENSES. The Owners shall be jointly and severally liable, subject to a right of contribution INTER SE in proportion to the Allocated Principal Amount of the Mortgage Notes for such Owner's Vessel, to pay any and all out-of-pocket costs or expenses of the Agent hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Agent may employ in connection with the exercise and performance of its rights and duties hereunder and under the Indenture and the Security Documents.



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                  10. INDEMNIFICATION. The Owners shall be jointly and severally liable, subject to a right of contribution INTER SE in proportion to the Allocated Principal Amount of the Mortgage Notes for such Owner's Vessel, for, and shall indemnify the Agent and its successors and assigns, and hold them harmless against and from, any and all liabilities, obligations, losses, damages, taxes, penalties, claims, actions, suits, costs, expenses (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against the Agent (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, the Indenture or any other
Security Document; PROVIDED, HOWEVER, that the Owners shall not be required to indemnify the Agent for Expenses arising or resulting from its own willful misconduct or gross negligence.

                  11. COMPENSATION. The Agent shall receive as compensation for its services hereunder an amount equal to $5,000 payable on the date hereof.

                  12. SEVERABILITY. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

                  13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which for all purposes shall be deemed to be an original but all of which together shall constitute but one instrument.

                  14. HEADINGS. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

                  15. RELATIONSHIP OF PARTIES. The relationship of the Agent to the Owners is intended by the parties hereto to be that of an independent contractor and not of a joint venturer or partner of the Owners. The Agent is not a registered agent of the Owners.

                  16. TERMINATION. The agency created hereby shall terminate upon the payment in full of the Mortgage Notes and the performance by the Agent and the Owners of all of the obligations of the Agent and the Owners, respectively, under the Indenture and the other Security Documents. Upon termination of this Agreement, the Agent shall (a) deliver to the Owners any and all documents and instruments held by it hereunder or under the Indenture or any other Security Document and (b) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient termination of the agency created hereby.

                  17. MISCELLANEOUS. This Agreement shall bind the respective successors and assigns of the parties hereto. This Agreement and the rights of the parties hereto and of any



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subsequent holder of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, and may not be changed orally but only by an instrument in writing signed by the person against whom enforcement of any waiver, change, modification or discharge is sought.

                  No failure to exercise and no delay in exercising, on the part of any party hereto, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

                  18. NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Agent, at the following address: c/o Cambridge Fund Management, LLC, Park Avenue Tower, 65 East 55th Street, Suite 3300, New York, New York 10022, (b) in the case of the Owners, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  19. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America as in effect on the date hereof;

                  (c) references herein to "Sections", "paragraphs", and other subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Agreement;

                  (d) a reference to a paragraph of a Section without further reference to a Section is a reference to such paragraph as contained in the same
Section in which the reference appears, and this rule shall also apply to other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.



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                  IN WITNESS WHEREOF, parties hereto have caused this Agreement to be executed the day and year first above written.


                                   GOLDEN STATE PETRO (IOM I-A) PLC



                                   By:/s/ Joseph Avantario
                                      -----------------------------
                                   Name:  Joseph Avantario
                                   Its:   Treasurer


                                   GOLDEN STATE PETRO (IOM-B) PLC



                                   By:/s/ Nunzio Lipomi
                                      -----------------------------
                                   Name:  Nunzio Lipomi
                                   Its:   Assistant Secretary


                                   GOLDEN STATE PETROLEUM
                                   TRANSPORT CORPORATION



                                   By:/s/ John McFadden
                                      -----------------------------
                                   Name:  John McFadden
                                   Its:   President




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    Definitions............................................................  1

2.    Appointment............................................................  1

3.    Duties of the Agent....................................................  1

4.    Action Upon Instructions...............................................  1

5.    Further Assurances.....................................................  2

6.    Restrictions...........................................................  2

7.    Furnishing of Documents................................................  2

8.    Resignation of Agent...................................................  2

9.    Trust Expenses.........................................................  2

10.   Indemnification........................................................  3

11.   Compensation...........................................................  3

12.   Severability...........................................................  3

13.   Counterparts...........................................................  3

14.   Headings...............................................................  3

15.   Relationship of Parties................................................  3

16.   Termination............................................................  3

17.   Miscellaneous..........................................................  3

18.   Notices................................................................  4

19.   General Interpretive Principles........................................  4